                                                                    EXHIBIT 99.2

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

ACQUISITION OF THE ALLEGRO GROUP, INC.

    On August 20, 1999, Mail.com acquired The Allegro Group, Inc. ("Allegro") pursuant to the terms of an Agreement and Plan of Merger (the "Allegro Merger Agreement"). Pursuant to the terms of the Allegro Merger Agreement, Allegro merged with and into Acquisition Corp. and became a wholly owned subsidiary of Mail.com. The total purchase price for this transaction was approximately $20.4 million, including acquisition costs. The consideration payable by Mail.com in connection with the acquisition of Allegro consisted of the following: approximately $3.2 million in cash and 1,102,973 shares of Mail.com Class A common stock valued at approximately $17.1 million. Mail.com also incurred acquisition costs of approximately $150,000 related to the merger.

    The consideration payable by Mail.com was determined as a result of negotiations between Mail.com and Allegro. The number of shares of Mail.com Class A common stock issued to Allegro stockholders was determined based on the exchange rate of 2,750.5561 shares of Mail.com Class A common stock for each share of Allegro common stock.

    The acquisition has been accounted for using the purchase method of accounting. Mail.com has allocated a portion of the purchase price to the fair market value of the acquired assets and assumed liabilities of Allegro as of the date of acquisition. The excess of the purchase price over the fair market value of the acquired assets and assumed liabilities of Allegro has been allocated to goodwill and other intangible assets. Goodwill and other intangible assets are being amortized over a period of 3 years, the expected period of benefit.

    Approximately $900,000 of the purchase price was allocated to in-process technology based upon an independent appraisal which determined that the new versions of MailZone technology acquired from Allegro had not been developed into the platform required by Mail.com at the date of acquisition. The fair value of purchased existing and in-process technologies was determined by management using a risk-adjusted income valuation approach. Because such in-process technologies had not reached the stage of technological feasibility at the acquisition date and had no alternative future use, this amount was immediately written off on the date of the acquisition. As a result, Mail.com will be required to expend significant capital expenditures to successfully integrate and develop the new versions of the MailZone technology, for which there is considerable risk that such technology will not be successfully developed, and if such technology is successfully developed, there will be no alternative use for the technology. The MailZone technology is an enabling technology for email communications and includes message management, license, traffic and reporting. Accordingly, Mail.com's historical statement of operations for the nine months ended September 30, 1999 reflect a write-off of the amount of purchase price allocated to acquired in-process technology of $900,000.

    Mail.com allocated the excess purchase price over the fair value of net tangible assets acquired to identified intangible assets. In performing this allocation, Mail.com considered, among other factors, the attrition rate of the active users of the technology at the date of acquisition and the research and development projects in-process at the date of acquisition. With regard to the in-process research and development projects, Mail.com considered, among other factors, the stage of development of each project at the time of acquisition, the importance of each project to the overall development plan, and the projected incremental cash flows from the projects when completed and any associated risks. Associated risks included the inherent difficulties and uncertainties in completing each project and thereby achieving technological feasibility and risks related to the impact of potential changes in future target markets.

    Mail.com will incur in excess of approximately $600,000 related primarily to salaries, to develop the in-process technology into commercially viable products over the next year. Remaining development efforts are focused on addressing security issues, architecture stability and electronic commerce capabilities, and completion of these projects will be necessary before revenues are produced. Mail.com expects to begin to benefit from the purchased in-process research and development by its fiscal year 2000. If these projects are not successfully developed, Mail.com may not realize the value assigned to the in-process research and development projects. In addition, the value of the other acquired intangible assets may also become impaired.

ACQUISITION OF NETMOVES CORPORATION

    On December 11, 1999, Mail.com entered into a definitive agreement and intends to acquire NetMoves Corporation ("NetMoves") for approximately
$163.9 million including acquisition costs pursuant to the terms of the merger agreement previously filed with the Securities and Exchange Commission. Pursuant to the terms of the merger agreement, Mast Acquisition Corp., which is a wholly owned subsidiary of Mail.com, will merge with and into NetMoves and NetMoves will become a wholly-owned subsidiary of Mail.com. Pursuant to the merger, NetMoves stockholders will be entitled to receive 0.385336 of a share of Mail.com Class A common stock for each issued and outstanding share of NetMoves common stock. Based on NetMoves' capitalization on December 11, 1999, the consideration payable by Mail.com in connection with the acquisition of NetMoves will consist of the following:

    - 6,343,904 shares of Mail.com Class A common stock valued at approximately $154.6 million;

    - The assumption by Mail.com of options to purchase shares of NetMoves' common stock, par value of $.01 per share, to be exchanged for options to purchase approximately 1.0 million shares of Mail.com Class A common stock. The options were valued at approximately $7.8 million. Such options have an aggregate exercise price of approximately $6.6 million;

    - The assumption by Mail.com of warrants to purchase shares of NetMoves' common stock, par value of $.01 per share, to be exchanged for warrants to purchase approximately 58,000 shares of Mail.com Class A common stock. The warrants were valued at approximately $852,000. Such warrants have an aggregate exercise price of approximately $496,000. Mail.com has the right to cause some of the warrants to be converted into NetMoves common stock prior to the merger; and

    - Mail.com also anticipates acquisition costs of approximately $600,000 related to the merger.

    In addition to the rollover of existing options contemplated by the merger agreement, Thomas Murawski, NetMoves' President, Chief Executive Officer and Chairman of the board of directors, as an employee of Mail.com will receive options from Mail.com to purchase Mail.com Class A common stock based on the exchange ratio and equivalent to 600,000 options to purchase NetMoves' common stock, with an exercise price equal to the lesser of $23.35650 per share and the market price of Mail.com Class A common stock as of the close of business on the date the merger is consummated.

    The consideration payable by Mail.com was determined as a result of negotiations between Mail.com and NetMoves. The number of shares of Mail.com Class A common stock to be issued to NetMoves stockholders was determined based on the exchange rate of 0.385336 shares of Mail.com Class A common stock for each share of NetMoves common stock.

    The acquisition is expected to be accounted for using the purchase method of accounting. Mail.com intends to allocate a portion of the purchase price to the fair market value of the acquired assets and assumed liabilities of NetMoves as of the date of the closing. For pro forma purposes, Mail.com used the announcement date of the intended acquisition as its basis for determining its preliminary allocation of the purchase price. The excess of the purchase price over the fair market value of the acquired assets and assumed liabilities of NetMoves has been preliminarily allocated to goodwill and other intangible assets. Goodwill and other intangible assets are expected to be amortized over a period of 3 years, the expected estimated period of benefit. The purchase price allocation is preliminary and is subject to change depending upon the final outcome of the valuation and appraisals of the fair market value of the acquired assets and assumed liabilities of NetMoves at the date of acquisition, as well as the potential identification of certain intangible assets such as customer lists, etc.

    Mail.com is in process of performing an independent valuation of NetMoves estimated acquired in-process technology, etc. Approximately $18.0 million of the purchase price of NetMoves is expected to be allocated to in-process technology based upon a preliminary independent appraisal which determined that the new versions of the various fax technologies acquired from NetMoves had not been developed into the platform required by Mail.com by the anticipated acquisition date. The preliminary fair value of purchased existing and in-process technologies was determined by management using a risk-adjusted income valuation approach. As a result, Mail.com will be required to expend significant capital expenditures to successfully integrate and develop the new versions of various fax technologies, for which there is considerable risk that such technologies will not be successfully developed, and if such technologies are not successfully developed, there will be no alternative use for the technologies. The various fax technologies are enabling technologies for fax communications and include message management and reporting. Accordingly, on the date of acquisition, Mail.com's statements of operations will reflect a write-off of the amount of purchase price allocated to in-process technology of $18 million. For purposes of the pro forma financial information, the estimated amount of the in-process technology ($18 million) is the mid point of the preliminary estimated range of acquired in-process technology of $16 to $20 million. This range is based upon a preliminary analysis. Because such in-process technologies is not expected to reach the stage of technological feasibility by the anticipated acquisition date and is expected to have no alternative future use, this amount shall be immediately written-off by Mail.com and has been reflected in the pro forma balance sheet as a charge to stockholders' equity.

    Mail.com intends to allocate the excess purchase price over the fair value of net tangible assets acquired to identified intangible assets. In performing this allocation, Mail.com considered, among other factors, the attrition rate of the active users of the technology at the date of acquisition and the research and development projects in-process at the date of acquisition. With regard to the in-process research and development projects, Mail.com considered, among other factors, the stage of development of each project at the time of acquisition, the importance of each project to the overall development plan, and the projected incremental cash flows from the projects when completed and any associated risks. Associated risks included the inherent difficulties and uncertainties in completing each project and thereby achieving technological feasibility and risks related to the impact of potential changes in future target markets.

    Mail.com intends to incur in excess of approximately $12.0 million related primarily to salaries, to develop the in-process technology into commercially viable products over the next year. Remaining development efforts are focused on addressing security issues, architecture stability and electronic commerce capabilities, and completion of these projects will be necessary before revenues are produced. Mail.com expects to begin to benefit from the purchased in-process research and development by its fiscal year 2000. If these projects are not successfully developed, Mail.com may not realize the value assigned to the in-process research and development projects. In addition, the value of the other acquired intangible assets may also become impaired.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

    The accompanying unaudited pro forma condensed combined Statement of Operations (the "Pro Forma Statement of Operations") for the year ended December 31, 1998 and nine months ended September 30, 1999 gives effect to the Allegro and NetMoves acquisitions as if they had occurred on January 1, 1998. The Pro Forma Statement of Operations are based on historical results of operations of Mail.com, Allegro and NetMoves for the year ended December 31, 1998 and nine months ended September 30, 1999 (approximately seven and one-half months for Allegro).

    The Unaudited Pro Forma Condensed Combined Balance Sheet (the "Pro Forma Balance Sheet") gives effect to the acquisition of NetMoves as if the acquisition had occurred on September 30, 1999. The acquisition of Allegro occurred during the third quarter of 1999 and, accordingly, the Allegro acquisition is reflected in Mail.com's historical balance sheet as of September 30, 1999. The Pro Forma Statement of Operations and Pro Forma Balance Sheet and accompanying notes (the "Pro Forma Financial Information") should be read in conjunction with and are qualified by the historical financial statements of Mail.com, NetMoves and Allegro previously filed with the Securities and Exchange Commission.

    The Pro Forma Financial Information is intended for informational purposes only and is not necessarily indicative of the future financial position or future results of operations of Mail.com after the acquisition of Allegro and NetMoves, or of the financial position or results of operations of Mail.com that would have actually occurred had the acquisition of Allegro and NetMoves been effected on January 1, 1998.

                                 MAIL.COM, INC.

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

                               SEPTEMBER 30, 1999

                                 (IN THOUSANDS)

                                                                 NETMOVES
                                               MAIL.COM, INC.   CORPORATION   ADJUSTMENTS      PRO FORMA
                                               --------------   -----------   -----------      ---------
                   ASSETS
Current assets:
  Cash and cash equivalents..................     $ 53,469        $ 8,966       $     --       $ 62,435
  Accounts receivable, net...................        2,400          3,400             --          5,800
  Prepaid expenses and other current
    assets...................................        1,290            432             --          1,722
                                                  --------        -------       --------       --------
    Total current assets.....................       57,159         12,798             --         69,957
Property and equipment, net..................       26,035          6,100             --         32,135
Domain assets, net...........................        4,145             --             --          4,145
Partner advances.............................       19,842             --             --         19,842
Investments in affiliated companies..........        5,854             --             --          5,854
Goodwill and other intangible assets, net....       19,352          2,190        132,278(b)     153,820
Restricted investment........................        1,000             --             --          1,000
Other assets.................................          380             --             --            380
                                                  --------        -------       --------       --------
    Total assets.............................     $133,767        $21,088       $132,278       $287,133
                                                  ========        =======       ========       ========

    LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable...........................     $  8,028        $ 1,976       $     --       $ 10,004
  Accrued expenses...........................        6,322          2,720             --          9,042
  Capital lease obligations..................        3,866             63             --          3,929
  Domain asset purchase obligations..........          268             --             --            268
  Current portion of long-term debt..........           --          1,166             --          1,166
  Deferred revenue...........................          914             --             --            914
  Other current liabilities..................        2,988             --             --          2,988
                                                  --------        -------       --------       --------
    Total current liabilities................       22,386          5,925             --         28,311
Capital lease obligations, less current
  portion....................................        9,094            145             --          9,239
Domain asset purchase obligations, less
  current portion............................          184             --             --            184
Long-term debt, less current portion.........           --          1,429             --          1,429
Deferred revenue.............................          953             --             --            953
                                                  --------        -------       --------       --------
    Total liabilities........................       32,617          7,499             --         40,116
                                                                                 (13,589)(b)
                                                                                 (18,000)(b)
Stockholders' equity.........................      101,150         13,589        163,867(b)     247,017
                                                  --------        -------       --------       --------
    Total liabilities and stockholders'
      equity.................................     $133,767        $21,088       $132,278       $287,133
                                                  ========        =======       ========       ========

   See accompanying notes to Unaudited Pro Forma Condensed Combined Financial
                                  Information.

                                 MAIL.COM, INC.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1998

           (IN THOUSANDS, EXCEPT FOR SHARE AND PER SHARE INFORMATION)

                                             THE ALLEGRO GROUP,    NETMOVES
                            MAIL.COM, INC.          INC.          CORPORATION   ADJUSTMENTS      PRO FORMA
                            --------------   ------------------   -----------   -----------     -----------
Revenues..................   $      1,495          $4,326           $21,117      $      --      $    26,938
                             ------------          ------           -------      ---------      -----------
Operating expenses:
  Cost of revenues........          2,891           2,318            15,017             --           20,226
  Sales and marketing.....          6,680             892             6,640             --           14,212
  General and
    administrative........          3,482           1,443             4,382             --            9,307
  Product development.....          1,573             135             2,110             --            3,818
  Amortization of goodwill
    and intangible
    assets................             --              --                --          6,692(a)        50,785
                                                                                    44,093(b)
  Patent litigation
    settlement............             --              --             1,025             --            1,025
                             ------------          ------           -------      ---------      -----------
    Total operating
      expenses............         14,626           4,788            29,174         50,785           99,373
                             ------------          ------           -------      ---------      -----------
    Loss from
      operations..........        (13,131)           (462)           (8,057)       (50,785)         (72,435)
                             ------------          ------           -------      ---------      -----------
Other income:
  Gain on sale of
    investment............            438              --                --             --              438
  Other income............            277              10               229             --              516
  Interest expense........           (109)            (38)             (257)            --             (404)
                             ------------          ------           -------      ---------      -----------
    Total other income
      (expense), net......            606             (28)              (28)            --              550
                             ------------          ------           -------      ---------      -----------
Net loss..................   $    (12,525)         $ (490)          $(8,085)     $ (50,785)     $   (71,885)
                             ============          ======           =======      =========      ===========
Basic and diluted net loss
  per common share........   $      (0.86)                                                      $     (3.26)(c)
                             ============                                                       ===========
Weighted-average basic and
  diluted shares                                                                 1,102,973(c)
  outstanding.............     14,607,915                                        6,343,904(c)    22,054,792(c)
                             ============                                        =========      ===========

   See accompanying notes to Unaudited Pro Forma Condensed Combined Financial
                                  Information.

                                 MAIL.COM, INC.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                      NINE MONTHS ENDED SEPTEMBER 30, 1999

                  (IN THOUSANDS EXCEPT FOR SHARE INFORMATION)

                                                    THE ALLEGRO      NETMOVES
                                 MAIL.COM, INC.   GROUP, INC. (1)   CORPORATION   ADJUSTMENTS    PRO FORMA
                                 --------------   ---------------   -----------   -----------   -----------
Revenues.......................   $     6,593          $2,966         $17,135     $       --    $    26,694
                                  -----------          ------         -------     ----------    -----------
Operating expenses:
  Cost of revenues.............         7,720           1,604          12,920             --         22,244
  Sales and marketing..........        17,083             688           5,971             --         23,742
  General and administrative...         7,207             356           4,396             --         11,959
  Product development..........         4,643             599           1,685             --          6,927
  Amortization of goodwill and
    intangible assets..........           725              --              --          4,294(a)      38,089
                                                                                      33,070(b)
  Write-off of acquired
    in-process technology......           900              --              --             --            900
                                  -----------          ------         -------     ----------    -----------
    Total operating expenses...        38,278           3,247          24,972         37,364        103,861
                                  -----------          ------         -------     ----------    -----------
    Loss from operations.......       (31,685)           (281)         (7,837)       (37,364)       (77,167)
                                  -----------          ------         -------     ----------    -----------
Other income:
  Other income.................         1,098              14              89             --          1,201
  Interest expense.............          (355)            (27)            (97)            --           (479)
                                  -----------          ------         -------     ----------    -----------
    Total other income
      (expense), net...........           743             (13)             (8)            --            722
Net loss.......................       (30,942)           (294)         (7,845)       (37,364)       (76,445)
Cumulative dividends on
  settlement of contingent
  obligations to preferred
  stockholders.................        14,556              --              --             --         14,556
                                  -----------          ------         -------     ----------    -----------
    Net loss attributable to
      common stockholders......   $   (45,498)         $ (294)        $(7,845)    $  (37,364)   $   (91,001)
                                  ===========          ======         =======     ==========    ===========
Basic and diluted net loss per
  common share.................   $     (1.69)                                                  $     (2.65)(c)
                                  ===========                                                   ===========
Weighted-average basic and
  diluted shares outstanding...                                                    1,102,973(c)
                                                                                  ==========
                                   26,891,270                                      6,343,904(c)  34,338,147(c)
                                  ===========                                     ==========    ===========

------------------------

(1) Represents The Allegro Group, Inc. from January 1, 1999 to August 20, 1999 (date of acquisition).

   See accompanying notes to Unaudited Pro Forma Condensed Combined Financial
                                  Information.

                   NOTES TO THE UNAUDITED PRO FORMA CONDENSED
                         COMBINED FINANCIAL INFORMATION

(1) PRO FORMA ADJUSTMENTS AND ASSUMPTIONS

(a) The following represents the allocation of the purchase price over the actual fair values of the acquired assets and assumed liabilities of Allegro at August 20, 1999, the date of acquisition. The purchase price allocation is as follows:

Assets acquired:
  Cash......................................................  $    25
  Accounts receivable.......................................      516
  Other assets..............................................       84
  Property and equipment....................................      757
  Goodwill and intangibles..................................   20,077
                                                              -------
                                                               21,459

In-process technology.......................................      900
Liabilities assumed.........................................   (1,989)
                                                              -------
Purchase price..............................................  $20,370
                                                              =======

    The pro forma adjustments reflect twelve months of amortization expense for the year ended December 31, 1998 and approximately seven and one-half months of amortization expense for the period from January 1, 1999 through its date of acquisition (August 20, 1999), assuming the Allegro transaction had occurred on January 1, 1998. The value of the goodwill and intangible assets at January 1, 1998 would have been approximately $20.1 million. Goodwill and other intangible assets will be amortized over the expected period of benefit of three years.

    Mail.com may be required to record additional contingent purchase payments for the Allegro acquisition based on future performance levels. Basic and diluted net loss per share excludes the effect of additional purchase price of up to $19.2 million including the issuance of up to 2 million shares of Class A common stock (based on the minimum deemed fair market value of such shares of $8.00 per share) whose payout and issuance is contingent on Allegro achieving certain revenue and spending levels in fiscal year 2000. The contingent consideration would consist of up to $3.2 million payable in cash, additional bonus payments of $800,000 and up to $16.0 million payable in shares of Mail.com Class A common stock based on the market value of such stock at the time of payment (but such market value shall be deemed to be not less than $8.00 per share). The minimum level of performance required by Allegro in fiscal 2000 that would require payout of any of the $20 million and issuance of up to 2 million shares of Class A common stock is specified revenue and spending levels as defined. If the entire $4.0 million is paid ($3.2 million of purchase price and additional bonus payments of $800,000) and all of the $16 million in value of contingent Class A common shares are issued (2 million common shares based upon the minimum assumed fair market value per share of $8.00), $19.2 million of additional purchase price, $800,000 of expense and approximately $6.4 million of additional annual amortization expense will result. If all these contingent shares were included in the basic and diluted net loss per common share calculation, basic and diluted net loss per common share would have been ($3.29) and ($2.64) for the year ended December 31, 1998 and the nine months ended September 30, 1999, respectively.

(b) The following represents the preliminary allocation of the purchase price over the historical net book values of the acquired assets and assumed liabilities of NetMoves at September 30, 1999, and is for illustrative pro forma purposes only. Actual fair values will be based on financial information as of the acquisition date. Assuming the transaction had occurred on September 30, 1999, the preliminary allocation would have been as follows:

Assets acquired:
  Cash......................................................  $  8,966
  Accounts receivable.......................................     3,400
  Other assets..............................................     2,622
  Property and equipment....................................     6,100
  Goodwill and intangibles..................................   132,278
                                                              --------
                                                               151,366

In-process technology.......................................    18,000
Liabilities assumed.........................................    (7,499)
                                                              --------
Purchase price..............................................  $163,867
                                                              ========

    This allocation is preliminary and may be subject to change upon evaluation of the fair value of NetMoves' acquired assets and liabilities as of the acquisition date as well as the potential identification of certain intangible assets.

    - The pro forma adjustments reflect twelve months of amortization expense for the year ended December 31, 1998 and nine months of amortization expense for the period from January 1, 1999 through September 30, 1999 assuming the transaction had occurred on January 1, 1998. The preliminary value of the goodwill and intangible assets at January 1, 1998 would have been approximately $132.3 million. Goodwill and other intangible assets will be amortized over the expected estimated period of benefit of three years;

    - For purposes of the pro forma financial information, the estimated amount of the in-process technology ($18 million) is the mid point of the preliminary estimated range of acquired in-process technology of $16 to $20 million. This range is based upon a preliminary analysis. Because such in-process technologies is not expected to reach the stage of technological feasibility by the anticipated acquisition date and is expected to have no alternative future use, this amount shall be immediately written-off by Mail.com and has been reflected in the pro forma balance sheet as a charge to stockholders' equity; and

    - The pro forma adjustment reconciles the historical balance sheet of NetMoves at September 30, 1999 to the allocated purchase price of NetMoves of $163.9 million assuming the transaction had occurred on September 30, 1999.

(c) The pro forma basic and diluted net loss per common share is computed by dividing the net loss attributable to common stockholders by the weighted average number of common shares outstanding. The calculation of the weighted average number of shares outstanding assumes that 1,102,973 of Mail.com's common stock issued in connection with its acquisition of Allegro and the 6,343,904 of Mail.com's Class A common stock expected to be issued in connection with its planned acquisition of NetMoves were outstanding for the entire period. Diluted net loss per share equals basic net loss per share, as common stock equivalents are anti-dilutive for all pro forma periods presented.